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	Exhibit B-1
	AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is dated as of
_______________, 1996 (this "Agreement") between WEST OHIO
GAS COMPANY, an Ohio corporation ("WOG"), and THE EAST OHIO
GAS COMPANY, an Ohio corporation ("EOG") are hereinafter sometimes collectively referred to as the "Constituent
Corporations".

			WITNESSETH:
			A. WOG is authorized to have Outstanding 3,000 shares of common stock, par value $10,000 per share ("WOG
Common Stock"), 1,499 shares of which are issued and Outstanding as of the date hereof.
			B.  EOG is authorized to have outstanding
4,500,000 shares Of Common Stock, par value $50 per share
("EOG Common Stock"), 4,159,353 shares of which are issued and outstanding as of the date hereof.
			C. Consolidated Natural Gas Company, a Delaware corporation ("CNG") and a public utility holding company registered under the Public Utility Holding Company Act of
1935 ("Holding Company Act"), owns all Of the issued and outstanding WOG Common Stock and all of the issued and Outstanding EOG Common Stock.
			D. CNG and the respective Boards of Directors of the Constituent Corporations have deemed it advisable for the mutual benefit of the constituent Corporations that WOG be merged with and into EOG (the "Merger").



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			E.  This agreement has been authorized, approved
and adopted by CNG and the respective Boards of Directors of the Constituent Corporations.
			F.  The Merger is permitted pursuant to Section
1701.78 the Ohio Revised Code.
			NOW, THEREFORE, in consideration of the mutual
covenants and agreements contained herein and for the purpose of prescribing the terms of the Merger, the mode of carrying the same into effect, the manner of extinguishing the shares of WOG Common Stock and such other details and provisions as are deemed necessary or advisable, the Constituent
Corporations hereby agree as follows:

	ARTICLE I
	EFFECTIVE TIME

			If this agreement has not been terminated in accordance with Article VIII hereof, and CNG and the Constituent Corporations have obtained authorization of the Merger from the Securities and Exchange Commission under the Holding Company Act, the Merger shall become effective (the
"Effective Time") at the close of business on the day when a Certificate of Merger complying with Section 1701.81 of the Ohio Revised Code is duly filed with the Secretary of State of the State of Ohio.


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	ARTICLE II
	MERGER

			Except as expressly set forth herein, at the Effective Time, the effect of the Merger shall be as provided by the applicable provisions Of the Ohio Revised Code.
Without limiting the generality of the foregoing, at the Effective Time, (i) WOG shall be merged with and into EOG, and the separate corporate existence of WOG shall thereupon cease; and (ii) EOG shall be the surviving corporation (the
"Surviving Corporation"), and the separate corporate existence of EOG, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired.


	ARTICLE III
	ARTICLES OF INCORPORATION

			From and after the Effective Time, the Articles of Incorporation, as amended, of EOG (in the form attached hereto as Exhibit A and incorporated herein by this reference) shall constitute the Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation may be certified separately and apart from this Agreement as the Articles of Incorporation of the Surviving Corporation.


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	ARTICLE IV

	REGULATIONS

			From and after the Effective Time, the
Regulations of EOG as in effect immediately prior to the Effective Time shall constitute the Regulations of the Surviving Corporation.

	ARTICLE V
	DIRECTORS AND OFFICERS

			From and after the Effective Time, the Directors of EOG immediately prior to the Effective Time shall, subject to the provisions of the Articles of Incorporation and the Regulations of the Surviving Corporation, continue as the Directors of the Surviving corporation. From and after the Effective Time, the officers of EOG immediately prior to the Effective Time shall, subject to the provisions of the Articles of Incorporation and the Regulations of the Surviving Corporation, continue as the officers of the Surviving Corporation.

	ARTICLE VI
	EXTINGUISHMENT OF WOG COMMON STOCK

			At the Effective Time, the authorized, and the issued and outstanding, shares of WOG Common Stock, by virtue of the Merger and without any action on the part of the


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holder thereof, shall be extinguished, the certificates
representing the WOG Common Stock shall be cancelled, and the holder thereof shall not be entitled to receive any cash, property, rights or securities in respect thereof.


	ARTICLE VII
	TERMINATION OF MERGER

			This Agreement may be terminated and the Merger abandoned by appropriate action taken by the Board of Directors of each of the constituent corporations at any time prior to the Effective Time. In the event of a termination of this Agreement as provided above, this Agreement shall become null and void, and there shall be no liability on the part of WOG or EOG (or any of their respective Directors or officers) with respect hereto.


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	ARTICLE IX
	COUNTERPARTS
			This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed an original, and such counterparts together shall be deemed on and the same instrument.
			IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the ___ day of ___________, 1996.

	WEST OHIO GAS COMPANY



	By:_________________________
	     T. D. Newland,
	     President



	By:_________________________
	     J. A. Grone
	     Secretary



	THE EAST OHIO GAS COMPANY



	By:_________________________
	     T. D. Newland
	     President



	By:_________________________
	     M. G. Bartels
	     Secretary